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                         SPLIT DOLLAR INSURANCE AGREEMENT

THIS SPLIT DOLLAR INSURANCE AGREEMENT (the "Agreement") is entered into the _________ day of ____________________, 2000, by Kimball International, Inc., an
Indiana corporation (the "Company") and _________________________, Trustee of the _____________________ __________________________________________ Irrevocable
Trust dated ________________ (the "Trust").

                                      Recitals

   A. The Trust has acquired a policy of life insurance in the face amount of ________________ (the "Policy"), issued by the _________________________ (the
"Insurer"), insuring the lives of ______________________________, an employee of the Company, and __________________________________ (the "Insureds"), which
Policy is described in Exhibit A attached hereto and make a part hereof.

   B. The Trust is the Trustee of an irrevocable trust for the benefit of certain family members of the Insureds. The Trust desires to maintain life insurance on the lives of the Insureds for the beneficiaries of such trust and desires that such life insurance have an equity or cash value feature. In connection with the Company's payment of the life insurance premiums the insured employee of the Company will be assessed for tax reporting purposes with an amount equal to the annual cost of current life insurance protection on the lives of the Insureds as measured by the lowest amount of imputed income attributable to the payment of the death benefit under the Policy by the then applicable federal income tax law, regulations or rulings applicable to split dollar arrangements. The Company, in the interest of _________________________ as a valuable employee of the Company and his family, and as an investment of Company assets, desires to pay the annual premium. The only interest of the Company with respect to the Policy is the Company's investment in the Policy as hereinafter described.

   C. The Trust is the owner of the Policy and possesses all incidents of ownership in and to the Policy.

   D. In order to secure the recovery of the investment by the Company in the Policy in the event of the termination of this Agreement, the Company wishes to have the Policy collaterally assigned to it by the Trust.

   E. The parties intend that by such collateral assignment the Company shall have only the right to receive recovery of the investment by the Company under this Agreement, with the Trust retaining all other ownership rights in the Policy, as specified in this Agreement.

                                     Agreement

   NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:


   1.   Ownership.   The Trust shall be the sole and absolute owner of the
Policy and shall have the right to designate beneficiaries and settlement options, subject to the terms of this Agreement. All other ownership rights

                                                            Exhibit 10(e)
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granted by the terms of the Policy, including, but not limited to, the rights to select dividend options, borrow on the security of the Policy and to surrender or cancel the Policy may be exercised by the Trust only with the prior written consent of the Company. With respect to the exercise of the right to borrow on the security of the Policy, the Trust agrees that the Trust will not borrow on the security of the Policy in any manner so as to impair the security of the Company under any collateral assignment executed in favor of the Company pursuant to the terms of this Agreement to secure the recovery of the Company Investment under paragraph 6 and other applicable provisions of this Agreement. If requested by the Company, the Trust will produce information verified by the Insurer showing the amount of indebtedness on the Policy at the time of such request.

   2.   Trust's Premium Payment Obligation.   Under the terms of this Agreement
the Trust's share of the premium shall be that amount of the premiums due on the Policy equal to the lowest amount of imputed income attributable to the payment of the death benefit under the Policy by the then applicable federal income tax law, regulations or rulings applicable to split dollar arrangements. Until the termination of this Split Dollar Agreement, the Company shall pay the Trust's share of the premium and shall charge such amount as income to the Insured employee of the Company.

   3.   Company's Payment Premiums as Investment.   The Company for its own
account and as an investment of general Company assets shall pay all Policy premium amounts not paid by the Trust pursuant to paragraph 2 of this Agreement until such time as the Company, at its discretion, cancels this Split Dollar Agreement and discontinues the payment of any premium amount with respect to the Policy. Such payments shall be referred to as the "Company Investment."

   4. Premium Payment Period. The Company agrees that subject to its rights to cancel this Agreement and discontinue the payment of any premium amount with respect to the Policy, the premium payment period for purposes of this Agreement shall be based upon the fifteen (15) year period as projected by the parties to this Agreement and such premium payment period shall continue notwithstanding the death of _______________________________ prior to the expiration of such projected premium payment period with __________________________ surviving.

   5. Manner of Payment. On or before the due date of each Policy premium, or within the grace period provided therein, the Company shall pay the premium to the Insurer and shall promptly furnish the Trust with evidence of timely payment. The Trust, in its sole discretion, may elect to pay the Trust's portion of the premium payment by notifying the Company of its intention to do so and providing the amount of the Trust's share to the Company for payment to the Insurer prior to the due date for the payment of such premium.

   6.   Recovery of Company Interest.   For the purposes of this Agreement, the
Company Interest to be recovered shall be defined and determined as follows:

     (a)   Death of Survivor of Insureds.   Upon the death of the survivor of
the Insureds, the Company Interest shall be and the Company shall have the right to receive an amount of the death benefit payable under the Policy equal to the Company Investment. The Company and the Trust shall take all action necessary

                                                Exhibit 10(e)
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 to obtain the death benefit provided under the Policy.

     (b)   Other Termination.   Upon any other termination of this Agreement,
the Company Interest shall be and the Company shall have the right to receive from the Trust or the assignee of the Trust an amount equal to the Company Investment.

   7.   Collateral Assignment.   To secure the recovery by the Company of the
Company Interest the Trust shall assign the Policy to the Company as collateral (the "Collateral Assignment").

   8.   Company Rights as Assignee.   The Company, during the lifetime of the
Insureds and prior to the termination of this Agreement, may exercise any of its rights as Assignee of the Policy without the consent of the Trust. If a policy loan is taken by the Company, it shall be responsible for the interest thereon and shall pay such interest as it becomes due.
   The Trust agrees not to withdraw, surrender, borrow against, or pledge as security for a loan any portion of the Policy cash value while this agreement is in effect.

   9.   Payment of Benefits.   The Insurer may pay benefits under the Policy
either by separate checks to the parties or agent assignees entitled thereto, or by a joint check. If the Insurer pays by joint check, the Trust and the Company shall divide the benefit as provided herein.

   10.   Obligations of Insurer.   The Insurer shall be fully discharged from
its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a part of this Agreement, or any modification or amendment to this Agreement. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the Collateral Assignment executed by the Trust and filed with the Insurer.

   11.   Appointment of Fiduciary.   The Company is hereby designated as the
named fiduciary under this Agreement. The fiduciary shall have authority to control and manage the operation and administration of this Agreement.

   12.   Amendment.   This Agreement may not be amended, altered or modified,
except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

   13.   Successors and Assigns.   This Agreement shall be binding upon and
inure to the benefit of the Company and the Trust and their respective successors, assigns, heirs, executors, administrators and beneficiaries.

   14.   Notices.   All notices consents or demands required or permitted to be given under the provisions of this Agreement shall be sent by certified mail to:


                                                Exhibit 10(e)
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     Trust: ________________________________ Trustee
            ________________________________ Irrevocable Trust
            dated __________________________
            ________________________________
            ________________________________


   Company: Kimball International, Inc.
            1600 Royal Street
            Jasper, Indiana 47549

Notice shall be effective when received by the recipient.

   15.   Termination of Agreement.   This Agreement shall terminate if any of
the following takes place:

     (a) upon the election of the Company after resolution passed by the Board of Directors;

     (b)   the bankruptcy of the Company;

     (c) the failure of the Company to pay the premium under Section 2 of this Agreement;

     (d) payment to the Company by the Trust of the aggregate amount of the advances made by the Company pursuant to this agreement; or

     (e) the death of the survivor of Insureds, after payment of the Company Investment.

In the event of the termination of this Agreement, the aggregate of the advances made by the Company pursuant to this Agreement less any outstanding Policy loans received by the Company prior to such termination shall become due and payable to the Company. Upon payment of such amount, whether from the Policy, the Trust, or whatever other source, the Company shall execute a release of the Collateral Assignment Agreement and deliver such release and the Policy to the Trust.

   16.   Governing Law.   This Agreement shall be governed by and construed in
accordance with the laws of the State of Indiana.

   IN WITNESS WHEREOF the parties have signed this Agreement effective this _________ day of ____________________________, 2000.

                           KIMBALL INTERNATIONAL, INC.

                           By Gary P. Critser
                           COMPANY





                                                Exhibit 10(e)

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                           ____________________________ Trustee
                           ____________________________ Irrevocable Trust
                           dated ______________________

                           by _________________________
                           ____________________________














































                                                Exhibit 10(e)
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   The following life insurance policy is subject to the attached Split-Dollar
Insurance Agreement:

Trust:   ____________________________________ Trustee
         ____________________________________ Irrevocable Trust
         dated ______________________________

Insurer:   ___________________________________

Insureds: ____________________________________

Policy Number: _______________________________

Face Amount: _________________________________

Date of Issue: _______________________________



The following exhibit has been omitted from this filing.

EXHIBIT A - Policy of Life Insurance


































                                             Exhibit 10(e)